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                                                                      Exhibit 23



                         [Letterhead of Ernst & Young]


PRIVATE AND CONFIDENTIAL


                                                     February 23, 1995

                                                     CSD2/AREC

                                                     Direct line
                                                     071-931 2250

The Board of Directors
Morgan Stanley Finance plc
25 Cabot Square
Canary Wharf
London
E14 14QA



Dear Sirs:

ISSUE OF PROSPECTUS SUPPLEMENT IN CONNECTION WITH CAPITAL UNITS OF MORGAN STANLEY FINANCE PLC

We hereby consent to the issue of the prospectus supplement dated 10 February 1995 containing our report of that date and with the references to ourselves in the form and context in which they appear.

A copy of the prospectus supplement is attached, initialled by us solely for the purposes of identification.

Yours faithfully,


/s/ Ernst & Young


Ernst & Young